UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34747	20-3898239
(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Company’s Form 8-K originally filed on May 18, 2011 and to file the Foundry Amendment (as defined herein) as an exhibit hereto.

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Foundry Agreement. On May 16, 2011, Spansion entered into an amendment (the “Foundry Amendment”) to the Foundry Agreement, dated as of August 31, 2007, between Spansion and Semiconductor Manufacturing International Corporation (“SMIC”). Under the terms of the Foundry Amendment, Spansion will prepay to SMIC $50 million for future wafer purchases. The prepayment will be paid in three installments over the 12-month period following execution of the Foundry Amendment. The Foundry Amendment also extends SMIC’s manufacturing obligations under the Foundry Agreement by expanding Spansion’s 65 nanometer capacity, adding Spansion’s 45 nanometer Flash memory, and requiring

SMIC to provide certain minimum wafer production capacity for production of 65 nanometer and 45 nanometer wafers. In addition, if under certain conditions SMIC fails to meet its capacity requirements under the Foundry Amendment, SMIC may be required to refund to Spansion certain portions of the prepayment. In addition, SMIC may be required to refund to Spansion a $5 million fee upon the occurrence of certain business acquisitions, the termination of the Foundry Amendment, or other events more fully described therein.

A copy of the Foundry Amendment is attached as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference. The foregoing description of the Foundry Amendment is qualified in its entirety by reference to the full text thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*	Third Amendment, dated May 16, 2011, to the Foundry Agreement, dated August 31, 2007, between Spansion LLC and Semiconductor Manufacturing International Corporation.

*	Confidential treatment has been requested with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Third Amendment, dated May 16, 2011, to the Foundry Agreement, dated August 31, 2007, between Spansion LLC and Semiconductor Manufacturing International Corporation.

*	Confidential treatment has been requested with respect to portions of this exhibit.